Exhibit 10.2

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (“Agreement”) between The OLB Group, Inc., a Delaware corporation (“OLB”), and the persons listed in Exhibit A hereof (collectively the “Shareholders”), being the owners of record of all of the issued and outstanding stock of OMNISOFT, Inc., a Delaware corporation (“OMNISOFT”), is entered into as of May 9, 2018.

RECITALS

A.       OMNISOFT is a Delaware corporation.

B.       The Shareholders own 100 shares of the issued and outstanding shares of common stock of OMNISOFT (the “OMNISOFT Stock”).

C.       The Shareholders have agreed to sell to OLB, and OLB has agreed to purchase, the OMNISOFT Stock from the Shareholders in exchange for shares of common stock of OLB, pursuant to the terms and conditions set forth in this Agreement.

D.       OMNISOFT will become a wholly owned subsidiary of OLB.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.	Exchange of Stock.

(a)	Each Shareholder, severally and not jointly, agrees to transfer to OLB, and OLB agrees to purchase from such Shareholder, all of the Shareholder’s right, title and interest in the number of shares of OMNISOFT Stock held by such Shareholder and set forth on Schedule A, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature imposed by such Shareholder.

(b)

Upon surrender by the Shareholders (the “Surrender Date”) of the certificates evidencing the OMNISOFT Stock duly endorsed for transfer to OLB or accompanied by stock powers executed in blank by the Shareholders, OLB will cause Fifty-Five Million (55,000,000) shares (subject to adjustment for fractionalized shares as set forth below) of the common voting stock, par value $0.0001 of OLB (the “OLB Stock”) to be issued to the Shareholders, in full satisfaction of any right or interest which each Shareholder held in the OMNISOFT Stock. The OLB Stock will be issued to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the OMNISOFT Stock, as set forth on Exhibit A. Any fractional shares that will result due to such pro rata distribution will be rounded down to the next lowest whole number.

2.	Closing.

(a)	The parties to this Agreement will hold a digital closing (the “Closing”) for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement. The Closing will be held on or after May 9, 2018, unless another place or time is mutually agreed upon in writing by the parties. All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor document deemed executed or delivered until all have been taken, delivered and executed. If agreed to by the parties, the Closing may take place through the exchange of documents by fax, electronic delivery and/or express courier.

(b)	With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

3.	Representations and Warranties of OLB.

OLB represents and warrants as follows:

(a)	OLB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b)	Execution of this Agreement and performance by OLB hereunder has been duly authorized by all requisite corporate action on the part of OLB, and this Agreement constitutes a valid and binding obligation of OLB, and is enforceable against OLB, in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). OLB’s execution and delivery of this Agreement and its performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law or regulation, to which any property of OLB is subject or by which OLB is bound.

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(c)	OLB has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(d)	OLB has had the opportunity to perform all due diligence investigations of OMNISOFT and its business and operations as it has deemed necessary or appropriate and to ask questions of the officers and directors of OMNISOFT and has received satisfactory answers to all of its questions. OLB has had access to all documents and information about OMNISOFT and has reviewed sufficient information to allow it to evaluate the merits and risks of the transactions contemplated by this Agreement.

(e)	OLB is acquiring the OMNISOFT shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

(f)	The OLB Stock to be issued to each Shareholder at Closing will be duly authorized and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations.

(g)	There is no litigation or proceeding pending, or to OLB’s knowledge, threatened, against or relating to the OLB Stock or that may materially adversely affect the ability of OLB to consummate the transactions contemplated hereby.

(h)	The issuance of the OLB Stock pursuant hereto does not require the consent of any third-party or governmental authority.

4.	Representations and Warranties of the Shareholders.

Each Shareholder, severally and not jointly, represents and warrants as follows:

(a)	Such Shareholder is not a party to any agreements purporting to restrict the transfer of the OMNISOFT Stock, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the OMNISOFT Stock.

(b)	The Shareholders have full right, power and authority to sell, transfer and deliver the OMNISOFT Stock, and upon delivery of the certificates therefor together with stock powers as contemplated in this Agreement, the Shareholders will transfer to OLB valid and marketable title to the OMNISOFT Stock, including all voting and other rights to the OMNISOFT Stock, free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the Shareholders owns and holds that the number or percentage of OMNISOFT Stock, which are listed opposite their names on Exhibit A attached hereto.

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(c)	There is no litigation or proceeding pending, or to such Shareholder’s knowledge, threatened, against such Shareholder relating to such Shareholder’s ownership of OMNISOFT Stock or that may materially adversely affect the ability of such Shareholder to consummate the transactions contemplated hereby.

(d)	The current residence address or principal place of business (for any non-individual shareholder) of such OMNISOFT Shareholder is as listed on Exhibit A attached hereto.

(f)	Such OMNISOFT Shareholder has had the opportunity to perform all due diligence investigations of OLB and its business as they have deemed necessary or appropriate and to ask questions of OLB’s officers and directors and have received satisfactory answers to all of their questions. Such Shareholder has had access to all documents and information about OLB and has reviewed sufficient information to allow such Shareholder to evaluate the merits and risks of the acquisition of the OLB Stock.

(g)	Such Shareholder is acquiring the OLB Stock for his, her or its own account (and not for the account of others) for investment and not with a view to the distribution therefor. Such Shareholder will not sell or otherwise dispose of the OLB Stock without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the certificate or certificates representing the OLB Stock will contain a legend to the foregoing effect.

(h)	Each Shareholder represents to OLB that he, she or it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

5.	Conditions to Obligations of Shareholders.

Each Shareholder’s obligation to complete the transactions contemplated herein is subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by such Shareholder as appropriate:

(a)	The representations and warranties of OLB set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

(b)	OLB will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

(c)	This Agreement will have been approved by the Board of Directors of OLB.

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(d)	There will have occurred no material adverse change in the business, operations or prospects of OLB.

(e)	Each other Shareholder shall have entered into a counterpart to this Agreement and shall have sold his, her or its OMNISOFT Stock to OLB.

6.	Conditions to Obligations of OLB.

OLB’s obligation to complete the transaction contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by OLB, as appropriate:

(a)	The representations and warranties of the Shareholders set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

(b)	The Shareholders will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

(c)	There will have occurred no material adverse change in the business, operations or prospects of OMNISOFT.

7.	Additional Covenants.

(a)	The parties agree that they will not make, and each Shareholder will not permit OMNISOFT to make, any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

(b)	OLB and the Shareholders will cooperate with each other in the preparation of a Form 8-K to be filed with the SEC describing the transaction contemplated by this Agreement and such other items as are required by the SEC rules and regulations.

(c)	The Parties intend that the transactions contemplated by this Agreement qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The Parties will take the position for all purposes that the said transactions qualify under said Section 351.

8.	Termination.

This Agreement may be terminated by mutual consent in writing.

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9.	Expenses.

Whether or not the Closing is consummated, each of the parties will pay all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

10.	Survival of Representations and Warranties.

The representations and warranties of the Shareholders and OLB set out in this Agreement will survive Closing for a period of twelve months.

11.	Waiver.

Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

12.	Brokers.

Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

13.	Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been given only if delivered in person or by internationally recognized commercial courier service such as UPS or Federal Express, as follows:

If to OLB, to:

The OLB Group, Inc.

200 Park Avenue

Suite 1700

New York, NY 10166

If to the Shareholders, to:

the addresses set forth on Exhibit A hereto.

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14.	General Provisions.

(a)	This Agreement will be governed by and under the laws of the State of New York, without giving effect to conflicts of law principles. If any provision hereof is found to be invalid or unenforceable, that part will be amended to achieve, as nearly as possible, the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

(b)	The parties agree that any dispute arising under or with respect to or in connection with this Agreement, whether during the term of this Agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association with the proceedings taking place in New York, New York before a panel of three (3) arbitrators, each with at least 10 years experience in the securities industry. The arbitrators shall not alter the terms of this Agreement or any related agreement.

(c)	This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(d)	This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party will be void.

(e)	The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

(f)	The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

(g)	This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

SIGNATURE PAGE FOLLOWS

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EXECUTED:

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Ronny Yakov, President

THE SHAREHOLDERS OF OMNISOFT, INC.:

/s/ Ronny Yakov
Ronny Yakov

/s/ John Herzog
John Herzog

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EXHIBIT A

Shareholder	OMNISOFT Shares Held	OLB Shares to be Issued

Ronny Yakov	78	42,900,000
c/o The OLB Group, Inc.
200 Park Avenue, Suite 1700 New York, NY 10166

John Herzog	22	12,100,000
824 Harbor Road Southport, CT 06890